SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 22, 2011

Citizens South Banking Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23971	54-2069979
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

519 South New Hope Road, Gastonia, North Carolina	28054-4040
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   704-868-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 22, 2011 (the “Closing Date”), Citizens South Banking Corporation (the “Company”) entered into a Securities Purchase Agreement with the Secretary of the United States Department of the Treasury (“Treasury”), pursuant to which the Company issued and sold to the Treasury 20,500 shares of its Senior Non-Cumulative Perpetual Preferred Stock, Series C (“Series C Preferred Stock”), having a liquidation preference of $1,000 per share (the “Liquidation Amount”), for aggregate proceeds of $20,500,000.    The Securities Purchase Agreement was entered into, and the Series C Preferred Stock was issued, pursuant to the Treasury’s Small Business Lending Fund program (“SBLF”), as established under the Small Business Jobs Act of 2010.

The Company’s rights and obligations with respect to the Series C Preferred Stock are set forth in the Securities Purchase Agreement and the Certificate of Designation to its Certificate of Incorporation filed by the Company with the Secretary State of the State of Delaware on September 6, 2011, and as amended on September 19, 2011 (collectively referred to as the “Certificate of Designation”).  Those rights and obligations are summarized below.

The Series C Preferred Stock is entitled to receive non-cumulative dividends payable quarterly, on each January 1, April 1, July 1 and October 1, beginning October 1, 2011.  The dividend rate, which is calculated on the aggregate Liquidation Amount, has been initially set at 4.8400976% per annum based upon the current level of “Qualified Small Business Lending”, or “QSBL” (as defined in the Certificate of Designation) by the Company’s wholly owned subsidiary Citizens South Bank (the “Bank”).  The dividend rate for future dividend periods will be set based upon the “Percentage Change in QSBL” (as defined in the Certificate of Designation) between each dividend period and the “Baseline” QSBL level.  Such dividend rate may vary from 1% per annum to 5% per annum for the second through tenth dividend periods, from 1% per annum to 7% per annum for the eleventh through the first half of the nineteenth dividend periods.  If the Series C Preferred Stock remains outstanding for more than four-and-one-half years, the dividend rate will be fixed at 9%.  Prior to that time, in general, the dividend rate decreases as the level of the Bank’s QSBL increases.  The Company may only declare and pay dividends on its common stock (or any other equity securities junior to the Series C Preferred Stock) if it has declared and paid dividends for the current dividend period on the Series C Preferred Stock, and will be subject to other restrictions on its ability to repurchase or redeem other securities.

The Company may redeem the shares of Series C Preferred Stock, in whole or in part, at any time at a redemption price equal to the sum of the Liquidation Amount per share and the per-share amount of any unpaid dividends for the then-current period, subject to any required prior approval by the Company’s primary federal banking regulator.

The Series C Preferred Stock was issued in a private placement exempt from registration pursuant to the Securities Act of 1933, as amended.  As part of the Securities Purchase Agreement, the Company has granted the Treasury (and any successor) holder certain rights to require the Series C Preferred Stock to be registered for resale under the Securities Act of 1933, as amended.

As a result of the Company’s participation in SBLF, the Company redeemed all 20,500 shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series A (Series A Preferred Stock) it sold to the Treasury on December 12, 2008, in connection with the Treasury’s Capital Purchase Program (CPP).  The Company paid $20,605,347.22 to the Treasury to redeem the Series A Preferred Stock, which includes the original investment of $20,500,000, plus accrued dividends.

The above discussion is a summary only, and is qualified in all respects by the specific terms of the Securities Purchase Agreement and the Certificate of Designation.  The Securities Purchase Agreement is attached as Exhibit 10.1 hereto, and is incorporated by reference.

Item 3.02                Unregistered Sales of Equity Securities

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 3.03                Material Modification to Rights of Security Holders

Under the terms of the Series C Preferred Stock that was issued by the Company to the Treasury in connection with its participation in the SBLF, the Company may pay dividends on its common stock, provided the dollar amount of the Company’s Tier 1 capital would be equal to at least 90% of the Company’s Tier 1 capital amount as of the Closing Date (“Tier 1 Dividend Threshold”), excluding any subsequent net charge-offs and redemptions of the Series C Preferred Stock since the Closing Date.  The Tier 1 Dividend Threshold may decrease, depending on the amount of qualified small business lending the Company has achieved during the period beginning on the second anniversary date of the Closing Date and ending on the day before the tenth anniversary of the Closing Date.

In addition, the Company’s ability to declare or pay dividends or repurchase its common stock or other equity or capital securities will be subject to restrictions in the event that the Company fails to declare and pay full dividends on the Series C Preferred Stock.

Item 8.01                Other Events

On September 6, 2011, the Company filed the Certificate of Designation with the Secretary of State of the State of Delaware establishing the terms of the Series C Preferred Stock, which was previously filed with the Securities and Exchange Commission.  The Company also filed an amendment to the Certificate of Designation (the “Amendment”) with the Secretary of State of the State of Delaware on September 19, 2011.  The Amendment is attached hereto as Exhibit 3.1, and is incorporated herein by reference.

On September 22, 2011, the Company issued a press release announcing that the Company had finalized the agreement with the Treasury to participate in the SBLF. The press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01                Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.              Description

3.1	Amendment to the Certificate of Designation for the Series C Preferred Stock.

10.1	The Securities Purchase Agreement between the Secretary of the Treasury and the Company, dated September 22, 2011.

99.1	Press Release dated September 22, 2011 announcing final approval of SBLF.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CITIZENS SOUTH BANKING CORPORATION

DATE: September 23, 2011	By:	/s/ Kim S. Price
Kim S. Price
President and Chief Executive Officer